FIRST AMENDMENT TO
KAMAN CORPORATION EMPLOYEE STOCK PURCHASE PLAN
(As Amended and Restated Effective as of January 1, 2019)

THIS AMENDMENT is made by Kaman Corporation (the “Corporation”) for the purpose of amending the Kaman Corporation Employee Stock Purchase Plan to allow for the purchase of fractional shares.
WITNESSETH:
WHEREAS, the Corporation originally adopted the Kaman Corporation Employee Stock Purchase Plan on February 28, 1989, which has been amended and restated from time to time, including most recently amended and restated effective as of January 1, 2019 (the “Plan”); and
WHEREAS, the Corporation reserved the right, in Section 14 of the Plan, to amend the Plan; and
WHEREAS, the Corporation now wishes to amend the Plan to permit the purchase of fractional shares on the terms and conditions set forth below; and
NOW THEREFORE, the Corporation hereby amends the Plan, effective as of January 1, 2019, in the following particulars:
1.    Section 9.1 is deleted in its entirety and replaced with the following:
“9.1    Exercise of Purchase Right. On the Purchase Date of a Purchase Period, each Participant who has not withdrawn from the Plan and whose participation in the Purchase Period has not otherwise terminated before such Purchase Date shall acquire pursuant to the automatic exercise of the Participant's Purchase Right the maximum number of whole and fractional shares of Stock determined by dividing (a) the total amount of the Participant's Contributions accumulated in the Participant's Account during the Purchase Period by (b) the Purchase Price, subject to the limitations in Section 8 above. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Purchase Period or the Plan has terminated before such Purchase Date.”
2.    The last sentence of Section 9.2 is deleted in its entirety.
3.    The last sentence of Section 9.4 is deleted in its entirety.
4.    Except as amended herein, the terms, conditions and provisions of the Plan, as amended, are confirmed and remain unchanged. Capitalized terms not defined herein shall have the same meaning as provided under the terms of the Plan.
IN WITNESS WHEREOF, Kaman Corporation has caused this First Amendment to be executed on its behalf by its duly authorized officer as of the 12th day of November, 2018.
ATTEST:                        KAMAN CORPORATION
By:    /s/ Richard S. Smith, Jr.                By:    /s/ Robert D. Starr
Richard S. Smith, Jr.                    Robert D. Starr
Vice President,                        Executive Vice President and
Deputy General Counsel and Secretary            Chief Financial Officer